UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
___________________________
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12
Air T, Inc.
(Name of Registrant as specified in its charter)
(Name of person(s) filing Proxy Statement, if other than Registrant)
Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee paid previously with preliminary materials
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting of
AIR T, INC.
To Be Held On:
August 14, 2025 at 8:30 a.m. Central Time
at 5000 W 36th St, Suite 200, Minneapolis, MN 55416

COMPANY NUMBER
ACCOUNT NUMBER
CONTROL NUMBER
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.
If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 8/1/25.
Please visit https://www.airt.net/investors/reports-filings/, where the following materials are available for view:
•Notice of Annual Meeting of Stockholders
•Proxy Statement
•Form of Electronic Proxy Card
•2025 Annual Report on Form 10-K

TO REQUEST MATERIAL:	TELEPHONE: 888-Proxy-NA (888-776-9962) or 201-299-6210 (for international callers)
E-MAIL: help@equiniti.com
WEBSITE: https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials

TO VOTE:
ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

IN PERSON: You may vote your shares in person by attending the Annual Meeting.
MAIL: You may request a card by following the instructions above.

The Board of Directors recommends you vote FOR ALL of the following:
1.ELECTION OF DIRECTORS
NOMINEES:
Raymond Cabillot
William Foudray
Gary Kohler
Peter McClung
Nick Swenson
Travis Swenson
Jamie Thingelstad

The Board of Directors recommends you vote FOR the following proposal.

2.Advisory (non-binding) vote, to approve the compensation to the Company’s named executive officers as disclosed in the proxy statement;

The Board of Directors recommends you vote FOR the following proposal.

3.Approval of an amendment to our Restated Certificate of Incorporation to increase the number of authorized preferred shares.

The Board of Directors recommends you vote FOR "EVERY YEAR" in the following proposal.

4.Advisory (non-binding) vote on how frequently stockholders should vote on the compensation of our named executive officers:

The Board of Directors recommends you vote FOR the following proposal.

5.To ratify the selection of Deloitte & Touche LLP to serve as the independent registered public accounting firm for the Company.

Please note that you cannot use this notice to vote by mail.